Exhibit 5.2

CLIFFORD CHANCE US LLP 31 WEST 52ND STREET NEW YORK, NY 10019-6131 TEL +1 212 878 8000 FAX +1 212 878 8375 www.cliffordchance.com

November 9, 2017

Quotient Limited

28 Esplanade

St. Helier

Jersey JE2 3QA

Re: Quotient Limited

Ladies and Gentlemen:

We have acted as special counsel to Quotient Limited, a company organized under the laws of Jersey (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-3 (the “Registration Statement”) for the purpose of registering under the Securities Act of 1933, as amended (the “Securities Act”): (a) the offer and resale by the selling security holders named in the Registration Statement (the “Selling Security Holders”) of up to 16,829,366 of the Company’s ordinary shares of no par value (“Ordinary Shares”), of which (i) 7,864,683 Ordinary Shares are owned by the Selling Security Holders on the date hereof, (ii) 8,414,683 Ordinary Shares (the “Warrant Shares”) are issuable upon exercise of warrants, issued by the Company and owned by the Selling Security Holders on the date hereof, that entitle each holder thereof to purchase Ordinary Shares for $5.80 per share (the “Warrants”), and (iii) 550,000 Ordinary Shares are issuable upon exercise of warrants, issued by the Company and owned by a Selling Security Holder on the date hereof, that entitle each holder thereof to purchase Ordinary Shares for $0.01 per share (the “Pre-Funded Warrants”), (b) the offer and resale by the Selling Security Holders of the Warrants, and (c) the issuance by the Company of Warrant Shares upon the exercise of Warrants that have been acquired from Selling Security Holders in registered resale transactions effected in accordance with the plan of distribution described in the prospectus included in the Registration Statement.

In rendering the opinion set forth below, we have examined copies of (a) the Registration Statement, (b) the subscription agreements, dated as of October 24, 2017, entered into by and between the Company and the Selling Security Holders named therein, which are in substantially the form filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Commission on October 25, 2017 (the “Form 8-K”), (c) the Warrants executed by the Company, which are in substantially the form filed as Exhibit 4.2 to the Form 8-K, and (d) originals or copies, certified or otherwise identified to our satisfaction, of such other documents, company records and other instruments as we have deemed necessary or appropriate for the purposes of rendering the opinion set forth below. In rendering the opinion set forth below, we have assumed that the Warrants have been duly authorized and were validly issued. In examining all such documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us purporting to be originals, and the conformity to the respective originals of all documents submitted to us as copies.

We have relied as to all matters of fact upon certificates and written statements of officers, directors, employees and representatives of the Company.

Based upon and subject to the foregoing, and such examination of law as we have deemed necessary, we are of the opinion that the Warrants are valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or otherwise affecting creditors’ rights and to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

The opinion expressed above is limited to the laws of the State of New York as currently in effect.

We hereby consent to the filing of this letter with the Commission as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus which is a part of the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required by the Securities Act.

Very truly yours,

/s/ Clifford Chance US LLP